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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated July 26, 2001 relating to the consolidated financial statements of Applera Corporation, the combined financial statements of the Applied Biosystems group and the combined financial statements of the Celera Genomics group, which appear in the 2001 Annual Report to Stockholders, which is incorporated by reference in Applera Corporation's Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the incorporation by reference of our report dated July 26, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Stamford, Connecticut
November 16, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS